Exhibit 3.72

,, -. I= ·•1 I, j. ' ' • I ' - ', ◄ ' ' - ,, ..ii ' • I• • l I If , ~Ji i~~~ l ~ • ~~~~~ ll~ • ~ •·~:, ~ .' ~ 1 ~ ~~ ~ ~: ~ ~ ~ ~ ~ • ~~~~~~~~~~~~~~~~~~~~~~~ t• ~~ - ~ • • ~ :· ~ • ~ - ~ -~~~~~~~~~ ~ ~ ~ - I II I ,, - ' - 1; • • ~ ~ , I _ -1 t- :_ I- ,, I ·- 1 _, u. ·i 1- I' !' I• - I ·- Ii _, ;t tti . ~: ~ • ... d ,, JI " ' - ~ ~ I • 11 • I ~ ~ " 1' 1: _ .. I ,, -! I I. ti - lo .... --;; ' 1- It I I I .. - I' ., ' •I I -11 ·1 : ~ - ' •.,· -; _' 1! •t I •I '! :1 ! I "11 4t jr • .... I. .., t I I i ~ •• ... ' 1: ' . . , I. I ,- ,, TERRITORY OF THE BRITISH VIRGIN ISLANDS THE INTERNATIONAL BUSINESS COMPANIES ACT (CAP.291) l • ': I] ii I ..r I • :1 I • I ... ' ..- - ' ,, -1 ..! l ... :1 ,_ I 1. '. ..! 1- ' ' ti CERTIFICATE OF INCORPORATION (SECTIONS 14 AND 15) 'i I• I• No. 247556 The Registrar of Companies of the British Virgin Islands HEREBY CERTIFIES pursuant to the International Business Companies Act, Cap. 291 that all ' - • 41 t .... •• 14 I.. ... 11 1- ,-- I' : •: _; JI •• I I • I ,, i' "[ the requirements of the Act in respect of incorporation having been satisfied, II n 11 ,, . •I' ' -I 'I PRIDE GLOBAL LTD. I is incorporated in the British Virgin Islands as an International Business Company this 5th day of September, 1997. d" ' ... ' . l' '· . 1- Given under my hand and seal at I• I I • - • J. .... 1, _. ..: 1, ..j I .. ,,, n ll -, _,- I I • -- J ..:.. .., 4 .: j ·•r. I -1 II , ..:<1 l '; . -1•-. ';,.:1-_ 1~ ..n~ :t- ,. .., Road Town, in the Territory of the it ;~ n 1r. ·:1' -, ' - 1{-~, ~-1 I - -' .. : . • i1 • 4. . • ' ~• - . n • 1' I ,- IL :- .r I I I _f; ,,, 1.- 'I• -,1 - ,, • •--•! t -t ,, " I• ..- I• I l' British Virgin Islands ,-,- LI ., ' l